                                                            EXHIBIT 11

STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
Sun Company, Inc. and Subsidiaries

(Dollars in Millions Except Per Share Amounts, Shares in Thousands)
- - -------------------------------------------------------------------------
                                                      For the Six Months
                                                         Ended June 30
                                                     -------------------
                                                        1994       1993
                                                     -------    -------
                                                           (UNAUDITED)
Income before cumulative effect of change
  in accounting principle (1)                          $45.6     $105.2
Cumulative effect of change in
  accounting principle (2)                              (6.8)(a)    5.0(a)
                                                       -----     ------
Net income (3)                                         $38.8     $110.2
                                                       =====     ======
Weighted average number of shares
  of common stock and common stock
  equivalents outstanding (4)                        107,119    106,469
                                                     =======    =======
Income per share of common stock:
  Income before cumulative effect of change
    in accounting principle (1)/(4)                    $ .43      $ .98
  Cumulative effect of change in
    accounting principle (2)/(4)                        (.07)       .05
                                                       -----      -----
Net income (3)/(4)                                     $ .36      $1.03
                                                       =====      =====
Weighted average number of shares of
  common stock and common stock
  equivalents outstanding on a
  fully diluted basis (5)                            107,123    106,470
                                                     =======    =======
Income per share of common stock
 on a fully diluted basis:
  Income before cumulative effect of change
    in accounting principle (1)/(5)                    $ .43      $ .98
  Cumulative effect of change in
    accounting principle (2)/(5)                        (.07)       .05
                                                       -----      -----
Net income (3)/(5)                                     $ .36      $1.03
                                                       =====      =====
- - ----------------
(a) Includes impact of the cumulative effect of a change in the method of accounting for postemployment benefits in 1994 and a change in the method of accounting for income taxes in 1993. (See Note 5 to the condensed consolidated financial statements.)

                                                            EXHIBIT 11

STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
Sun Company, Inc. and Subsidiaries

(Dollars in Millions Except Per Share Amounts, Shares in Thousands)
- - -------------------------------------------------------------------------
                                                    For the Three Months
                                                        Ended June 30
                                                    --------------------
                                                        1994       1993
                                                     -------    -------
                                                           (UNAUDITED)

Net income (1)                                         $11.7      $70.5
                                                       =====      =====
Weighted average number of shares
  of common stock and common stock
  equivalents outstanding (2)                        107,148    106,495
                                                     =======    =======

Net income per share of common stock (1)/(2)            $.11       $.66
                                                        ====       ====
Weighted average number of shares of
  common stock and common stock
  equivalents outstanding on a
  fully diluted basis (3)                            107,151    106,495
                                                     =======    =======
Net income per share of common stock
  on a fully diluted basis (1)/(3)                      $.11       $.66
                                                        ====       ====